UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 11, 2009

Nexxus Lighting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

124 Floyd Smith Drive, Suite 300, Charlotte, North Carolina	28262
(Address of Principal Executive Offices)	(Zip Code)

(704) 405-0416

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 12, 2009, Nexxus Lighting, Inc. (the “Company”), Advanced Lighting Systems, LLC, its wholly-owned subsidiary (“ALS”), Paul Streitz, the former president of Advanced Lighting Systems, LLC, and Streitz Properties, LLC, a company controlled by Mr. Streitz, entered into a Separation, Termination and Release Agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Streitz resigned as president of ALS effective February 28, 2009. The Separation Agreement contains an agreement by ALS to indemnify Mr. Streitz against losses and damages resulting solely from Mr. Streitz’ good faith performance of his duties as an officer of ALS upon the terms and conditions set forth in the Separation Agreement. The Separation Agreement also provides for termination of the Amended and Restated Lease Agreement between Streitz Properties, LLC and ALS dated October 2007 (the “Lease Agreement”). As additional consideration for the covenants, agreements and releases of Mr. Streitz and Streitz Properties, LLC contained in the Separation Agreement, including termination of the Lease Agreement and settlement of certain severance obligations to Mr. Streitz, the Company agreed to issue to Mr. Streitz an aggregate of 78,000 unregistered shares of the Company’s common stock, $.001 par value per share. A copy of the related press release is attached as Exhibit 99.1 hereto.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure under Item 1.01 is incorporated by reference in this Item 1.02 with respect to termination of the Lease Agreement. The Lease Agreement was terminated as part of the integration of the operations of ALS into the Company’s existing SV Lighting business unit under the new Nexxus Commercial Lighting Division. As part of the integration, ALS ceased operations at the leased premises effective February 28, 2009. A copy of the related press release is attached as Exhibit 99.1 hereto.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 is incorporated by reference in its entirety in this Item 3.02. The Company will issue and sell 78,000 unregistered shares of its common stock, $.001 par value per share, to Mr. Streitz in a private placement pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated under the Securities Act. Mr. Streitz has represented to the Company that he is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 17, 2009, the Company announced that Brett Kingstone and Anthony Castor have retired from the Board of Directors of the Company effective March 11, 2009. A copy of the related press release is attached as Exhibit 99.1 hereto.

(d) On March 17, 2009, the Company announced that on March 11, 2009 the Board of Directors elected Michael J. Brown and Chris Richardson as members of the Board of Directors of the Company. Messrs. Brown and Richardson were elected to fill the vacancies on the Company’s Board of Directors created by the retirements of Messrs. Kingstone and Castor. A copy of the related press release is attached as Exhibit 99.1 hereto.

There are no arrangements or understandings between Messrs. Brown and Richardson and any other persons pursuant to which either Mr. Brown or Mr. Richardson was selected as a director. Neither Mr. Brown nor Mr. Richardson has been, and at the time of this disclosure they are not expected to be, appointed to any committee(s) of the board of directors.

There were no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, to which the Company was or is to be a party, in which either Mr. Brown or Mr. Richardson or any member of their immediate family has or is to have a direct or indirect material interest, except that pursuant to a Preferred Stock and Warrant Purchase Agreement between the Company and the purchasers set forth on Schedule 1 thereto dated November 11, 2008 (the “Purchase Agreement”), Mr. Brown purchased 150 units, consisting of 150 shares of the Company’s Series A convertible preferred stock and warrants to purchase 112,500 shares of the Company’s common stock for an aggregate consideration of $750,000. In connection with the transaction contemplated by the Purchase Agreement, the Company sold approximately 1,500 units at a price of $5,000.00 per unit, resulting in aggregate consideration of $7,567,230, consisting of $3,974,600 in cash and cancellation of $3,592,630 in principal amount of indebtedness and accrued interest.

(e) On March 11, 2009, the Company’s Board of Directors approved an amendment to the Company’s 2003 Stock Incentive Plan (the “Plan”). The Plan was amended to extend the post-service termination exercise period of nonstatutory stock options granted to directors for their service to the Company as directors to the 10th anniversary after the date of grant. The Board of Directors also approved amendments to the stock option grant agreements evidencing nonstatutory stock options granted to Messrs. Castor, Kingstone, McCann, Nicolosi, Protiva and Zeck for their service to the Company as directors to extend the post-service termination exercise period of each such option to the 10th anniversary of the date of grant of such option.

Item 7.01	Regulation FD Disclosure.

Mr. Brown co-founded Euronet Worldwide, Inc., a leading electronic payments provider, in 1994, and has served as its chief executive officer ever since. He has also been chairman of Euronet’s board of directors since 1997. In 1979, Mr. Brown founded Innovative Software, which merged in 1988 with Informix, a leading provider of advanced database software technology. During his time at Informix, Mr. Brown served as president and chief operating officer as well as president of the workstation products division. In 1993, Mr. Brown was a founding investor of Visual Tools, a company that writes and markets component software for the Visual Basic and Visual C++ developer market. Sybase Software acquired Visual Tools in

1996. Mr. Brown received a Master of Science in molecular and cellular biology at the University of Missouri-Kansas City in 1997 and a Bachelor of Science in electrical engineering from the University of Missouri-Columbia in 1979. In addition to serving as chairman of Euronet’s board of directors, Mr. Brown serves on the boards of Bank of Blue Valley, Kansas and Greater Kansas City Community Foundation.

Mr. Richardson served as chairman, president and chief executive officer of Schneider Electric’s North American Operating Division, which included the Square D brand of electrical distribution products, from 1999 until retiring in 2004. Mr. Richardson continued to serve as a director on the Schneider Electric SA (Paris Stock Exchange: SU.PA) board of directors until 2006. Prior to being named chief executive officer of Schneider Electric’s North American Operating Division, Mr. Richardson served as president and chief operating officer from 1997 to 1999 and vice president of operations from 1995 to 1997. Mr. Richardson has also served as vice president and general manager for Square D’s UPS Strategic Business Segment and as president of EPE Technologies. Mr. Richardson is a U.S. Air Force/Vietnam War Veteran and graduated with a Bachelor of Science from Iowa State University in 1971.

INFORMATION LIMITED TO REGULATION FD DISCLOSURE.

The information in Items 7.01 and 9.01 of this report shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section; shall not be considered incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing; and shall not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 17, 2009	NEXXUS LIGHTING, INC.

/s/ Gary R. Langford
	Name:	Gary R. Langford
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 17, 2009